UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On June 7, 2006, PRIMUS Telecommunications Group, Incorporated (the “Company”) entered into agreements (the “Agreements”) with certain holders (the “Holders”) of the Company’s outstanding 3 3/4% Convertible Senior Notes due 2010 (the “3 3/4% Notes”). Pursuant to these Agreements, the Company (1) will exchange $32.2 million principal amount of new 5% Exchangeable Senior Notes due September 2009 (the “5% Notes”) of Primus Telecommunications Holding, Inc. (“Primus Holding”), a wholly-owned subsidiary of the Company for $54.8 million principal amount of the 3 3/4% Notes owned by the Holders and (2) issue $24.1 million principal amount of 5% Notes for $20.5 million in cash. Cash proceeds from the sale of the 5% Notes will be used for general corporate purposes, including the payment of certain maturing 5 3/4% Convertible Subordinated Debentures due in February 2007. The exchange and sale of the 5% Notes are subject to certain customary closing conditions and are scheduled to close on or before June 30, 2006 (the “Closing Date”).

The 5% Notes are scheduled to mature on September 15, 2009, subject to an extended maturity of the fourth anniversary of the Closing Date if equity is increased in the aggregate of $25 million during the three years following the Closing Date pursuant to issuance, conversion and exchange transactions. Interest will be payable semi-annually in arrears at an annual rate of 5.00%. Under certain circumstances, the Company may elect to make interest payments in shares of common stock, in which case such shares will be valued at the greater of (i) closing bid price of the common stock on the signing date of the Agreements and (ii) 95% of the daily volume weighted-average price of the common stock for the three-day period ending on the trading day prior to the interest payment date. Notwithstanding the foregoing, the Holders will be entitled to receive the first two semi-annual interest payments wholly in cash.

The 5% Notes will be issued pursuant to an indenture, which the Company expects to contain customary terms and conditions for an issuance of this type. The 5% Notes are exchangeable into the Company’s common stock at a conversion price of $1.20 per share of common stock, subject to customary adjustments for stock splits and other similar events. As of the date of the Agreements, the closing price of the Company’s common stock on the Nasdaq Capital Market was $0.69 per share.

In the event that the closing bid price of the Company’s common stock, for at least 20 trading days in any consecutive 30 trading-day period, exceeds 150% of the conversion price then in effect, the Company may elect to call the 5% Notes for cash at par, or the Company may elect to exchange such 5% Notes for shares of Company common stock at the conversion price, subject to certain conditions, including that no more than 50% of the 5% Notes may be exchanged by the Company within any 30-day period.

The Indenture that will govern the 5% Notes is expected to contain various events of default, including payment defaults, breach of covenants, acceleration of any indebtedness of $25 million or more, failure to pay a judgment in excess of $25 million and bankruptcy events. The terms of the 5% Notes will differ from the 3 3/4% Notes, including that they (1) will be direct, unsecured and unsubordinated obligations of Primus Holding and will rank pari passu with Primus Holding’s existing 8% Senior Notes due 2014, (2) will be guaranteed by the Company on an unsecured and unsubordinated basis, (3) carry a higher interest coupon, and (4) bear a lower conversion price for Company common stock. The 5% Notes issued in the exchange and sale transactions will be recorded by the Company at less than the principal face amount (a “discount”), which discount will be accreted over the life of the 5% Notes and will result in non-cash interest expense being recorded by the Company.

The closing of the exchange and sale of the 5% Notes described above are conditioned upon, among other matters, the exchange of not less than $46 million principal amount of the outstanding 3 3/4% Notes and the sale for cash of not less than $21.2 million principal amount of 5% Notes, and the approval by the requisite vote of the Company’s stockholders of one of the two Charter amendment proposals described in the Company’s proxy statement dated April 24, 2006 for its annual meeting of stockholders on May 30, 2006, which was adjourned until June 20, 2006 (the “Annual Meeting”). Each of these two alternative Charter proposals would increase the amount of authorized but unissued common stock of the Company which will serve to, among other things, facilitate the reservation of common shares issuable upon conversion of the 5% Notes. The first of these two proposals involves an amendment to the Company’s First Amended and Restated Certificate of Incorporation (the “Charter”) providing for a one-for-ten (1-for-10) reverse stock split of the Company’s issued and outstanding shares of Common Stock, and the second of these two proposals involves an amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000. In the event both of these proposals are approved, the Board of Directors would be authorized to implement one of these two proposals, in its discretion, without further approval or authorization of the Company’s stockholders.

The form of the Exchange Agreement and the form of the Purchase Agreement entered into by the Holders are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference in this Item.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference in this Item.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference in this Item.

Item 8.01. Regulation FD Disclosure

On May 30, 2006, the Company issued a press release announcing that it intended to adjourn its annual meeting of stockholders (the “Annual Meeting”) scheduled for May 30, 2006 until June 20, 2006 in order to allow for the broad dissemination to its stockholders of the information set forth under Item 1.01 of this Current Report on Form 8-K. Following the convening of the Annual Meeting on May 30, 2006, the Company adjourned the Annual Meeting until June 20, 2006.

On June 7, 2006, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Exchange Agreement.

10.2	Form of Purchase Agreement.

99.1	Press release dated June 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2006	PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Exchange Agreement.

10.2	Form of Purchase Agreement.

99.1	Press release dated June 7, 2006.